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                            CERTIFICATE OF OWNERSHIP
                                  AND MERGER OF
                               ORGANITECH USA INC.
                                      INTO
                              INCUBATE THIS!, INC.

                          (Pursuant to 8 Del. C.ss.253)


     Incubate This!, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

     FIRST: That this Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this Corporation owns all of the outstanding shares of each class of the stock of OrganiTECH USA INC., a Delaware corporation (the "Subsidiary").

     THIRD: That this Corporation, by the following resolutions duly adopted by its Board of Directors on March 19, 2001, determined to merge said Subsidiary into itself:

          NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of a Certificate of Ownership and Merger incorporating these resolutions with the Delaware Secretary of State, the Corporation shall merge (the "Merger") into itself said Subsidiary and assume all of said Subsidiary's liabilities and obligations; and

          RESOLVED FURTHER, that upon the effective date of the Merger, the name of the Corporation shall change to "OrganiTECH USA, Inc."; and

          RESOLVED, that the officers of the Corporation be and hereby are authorized to certify a Certificate of Ownership and Merger setting forth a copy of the foregoing resolutions, and to cause the same to be filed with the Delaware Secretary of State and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect said Merger.


     IN WITNESS WHEREOF, Incubate This!, Inc., a Delaware corporation, has caused this Certificate of Ownership and Merger to be signed by Lior Hessel, its CEO, this 20 day of March 2001.

                                                     /s/ LIOR HESSELL
                                                     ---------------------------
                                                     Lior Hessell, CEO